                                                                   Exhibit 10.13


                                 UROSURGE, INC.
                           NOTE AND WARRANT AGREEMENT

         This Agreement is made effective as of May 26, 1998, among UroSurge, Inc., a Delaware corporation (the "Company"), with its principal office at 2660 Crosspark Road, Coralville, Iowa 52241 and the Investors set forth on the signature pages hereto (collectively, the "Investors").

         1. Sale and Issuance of the Notes and the Warrants.

                  1.1 Loan and Issuance of Notes. The Investors severally agree, on the terms of and subject to the conditions specified in this Agreement, to lend to the Company up to the sum set forth on the signature page of this Agreement. Each Investor's loan shall be evidenced by a subordinated promissory note (the "Note") dated as of the Closing Date in the form attached hereto as Exhibit A. These Notes, together with the other notes issued pursuant to this Agreement, are collectively referred to as the "Notes."

                  1.2 Warrants. At the Closing, the Company shall issue to each Investor a Stock Purchase Warrant (the "Warrant") dated as of the Closing Date in the form attached hereto as Exhibit B to purchase a number of the class and/or series of shares of the Company's capital stock issued in the Next Financing (as defined in the Note). The capital stock expected to be issued in the Next Financing is Common Stock of the Company. These Warrants, together with the other stock purchase warrants issued pursuant to this Agreement, are collectively referred to as the "Warrants." The securities for which the Warrants are exercisable are referred to as the "Exercise Stock." The Notes and the Warrants and the Exercise Stock, are collectively referred to as the "Securities."

                  1.3 Place and Date of Closing. The closing of these transactions (the "Closing") will be held at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at 10:00 a.m. on the date hereof, or at such other time and place as the parties shall mutually agree (the "Closing Date").

                  1.4 Delivery. At the Closing, the Company shall deliver to each Investor a Note in the principal amount set forth on the signature page hereof and a Warrant to purchase shares of the Company's capital stock. At the Closing, each Investor shall deliver the amount of such Investor's loan as set forth on the signature page hereof.

                  1.6 Subsequent Loans. The Company may request on three occasions that each Investor loan to the Company additional funds equal to up to the difference between each Investor's loan commitment set forth on the signature pages hereto less the amount of each Investor's initial and any subsequent loans. Each such request shall be made by giving thirty (30) days' prior written notice and shall request that the Investors loan the Company an aggregate amount of at least $1,000,000.00.
 Any such additional loans shall be made by each Investor on a pro rata basis based on the relationship that each Investor's loan commitment (set forth on the signature page hereto) bears to the aggregate loan commitments of all of the Investors.

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         2. The Company's Representations and Warranties.

         The Company hereby represents and warrants to the Investors as follows:

                  2.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a materially adverse impact on the business or financial condition of the Company taken as a whole.

                  2.2 Corporate Power. The Company will have at the Closing Date all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Notes and the Warrants hereunder, to issue the Warrant Shares upon exercise of the Warrants, to issue the Warrant Shares and to carry out and perform its obligations under the terms of this Agreement.

                  2.3 Subsidiaries. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

                  2.4 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the sale and issuance of the Notes and Warrants and the performance of the Company's obligations under this Agreement, the Notes and the Warrants will be taken prior to the Closing. This Agreement, each Investor's Note and each Investor's Warrant are valid, binding and enforceable obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditor's rights and to the availability of the remedy of specific performance. The execution and delivery of the Agreements, the Notes and the Warrants and the performance by the Company of their respective terms do not violate, conflict with or result in a material breach of (i) the Company's Articles of Incorporation, as amended through the Closing Date; (ii) the Company's Bylaws; (iii) any judgment, order or decree of any court or arbitrator to which the Company is a party; or (iv) any contract, undertaking, indenture or other agreement or instrument by which the Company is now bound or to which it is now a party. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or arbitrator or government agency or instrumentality. Except for notices required or permitted to be filed with certain state and federal securities commissions, which notices the Company agrees to file on a timely basis, the execution, delivery and performance by the Company of this Agreement, the Notes and the Warrants in compliance with their respective provisions do not require any governmental consent or approval.

                   2.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial

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governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within 15 days of the sale of the Notes and Warrants hereunder.

                  2.6 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or arbitrator or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3. Representations, Warranties of the Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of the Note and the Warrant and upon exercise of the Warrant as follows:

                  3.1 Binding Obligation. Each of this Agreement, the Note and the Warrant issued to the Investor is a valid, binding and enforceable obligation of the Investor, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditor's rights and to the availability of the remedy of specific performance.

                  3.2 Investment Experience. The Investor is either an accredited investor within the meaning of Regulation D prescribed by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), or (by virtue of the Investor's experience in evaluating and investing in private placement transactions of securities in companies similar to the Company) the Investor is capable of evaluating the merits and risks of the Investor's investment in the Company and has the capacity to protect the Investor's own interests.

                  3.3 Investment Intent. The Investor is acquiring the Securities for investment for the Investor's own account and not with a view to, or for resale in connection with, any distribution thereof. The Investor understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

                  3.4 Rule 144. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act, or unless an exemption from such registration is available. The Investor is aware of the provisions of Rules 144 and 144A promulgated under the Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

                  3.5 Discussions with Management. The Investor has had an opportunity to discuss the Company's business, management, and financial affairs with the Company's management and to review the Company's facilities.

                  3.6 Transfer Among Affiliates. Without in any way limiting the representations set forth in this Section 3, an Investor may transfer all or any portion of the Securities to its partners or affiliated funds if the Company and its counsel are satisfied that the transfer is exempt from the registration requirements of federal and applicable state securities laws.

        4. Conditions to Closing.

                  4.1 Conditions to Obligations of the Investors. Each Investor's obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Investor:

                           (a) The representations and warranties made by the
Company in Section 2 shall be true and correct when made, on the Closing Date and on the effective date of each subsequent loan with the same force and effect as if they had been made on and as of the same date.

                           (b) Except for the notices required or permitted to
be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

                           (c) At the Closing, the sale and issuance by the
Company, and the purchase by the Investor, of the Securities shall be legally permitted by all laws and regulations to which the Investor or the Company is subject.

                           (d) All corporate and other proceedings in connection
with the transactions contemplated at the Closing and all documents and instruments incident to such transaction shall be reasonably satisfactory in substance and form to the Investor.

                  4.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Securities at the Closing is subject to the fulfillment, to the Company's satisfaction on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the
Company:

                           (a) Except for the notices required or permitted to
be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

                           (b) At the Closing, the sale and issuance by the
Company, and the purchase by the Investor, of the Securities shall be legally permitted by all laws and regulations to which the Investor or the Company is subject.


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

         5. Registration Rights.

                  5.1 Grant of Rights. The Company hereby grants to the Investor, with respect to the "Registrable Securities" (as defined below) the Registration Rights set forth in the Company's Restated Investors Rights Agreement entered into in connection with the Company's June 1997 financing (as the same may be have been amended to date). Each Investor hereby agrees to be bound by and subject to the Restated Investors Rights Agreement. For purposes hereof, Registrable Securities shall mean the Common Stock issued or issuable upon exercise of the Warrants. Notwithstanding the foregoing, unless agreed to by an Investor, lockup agreements entered into with managing underwriters in connection with the Company's initial registered firm commitment underwritten public offering will not be applicable to shares of Company Common Stock purchased in such offering or in the open, public trading market.

                  5.2 Acceptance by Investors. Each Investor accepts the grant of registration rights in the Restated Investors Rights Agreement and hereby agrees to be bound by and subject to the aforementioned sections of the Restated Investors Rights Agreement.

         6. Miscellaneous.

                  6.1 Waivers and Amendments. With the written consent of the record holders of more than 50% of the principal amount of Notes then outstanding, the obligations of the Company and the rights of the holders of the Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of the principal amount of Notes the holders of which are required to consent to any waiver or supplemental agreement; provided, further, that no such waiver or supplemental agreement shall change the principal or the maturity date of the Notes without the written consent of the holders of the Notes. Upon the effectuation of each such waiver, consent, agreement, amendment or modification the Company shall promptly give written notice thereof to the record holders of the Securities who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

                  6.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

                  6.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the Closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other


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

instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

                  6.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  6.5 Entire Agreement. This Agreement (including the exhibits attached hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  6.6 Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to an Investor, at such Investor's address set forth on the signature page of this Agreement, or at such other address as such Investor shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Investor and each such other holder in writing.

                  6.7 Separability of Agreements; Severability of this Agreement. The Company's agreement with each Investor is a separate agreement and the sale of the Securities to each Investor is a separate sale; provided, however, that this Agreement shall not become effective until such time as each Investor has executed this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  6.8 Termination. This Agreement shall terminate on the earlier of (i) October 31, 1998 or (ii) the closing of the Company's initial firm commitment underwritten public offering.


                  6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Note and Warrant Agreement to be duly executed and delivered as of the day and year first written above.


THE COMPANY:                              UROSURGE, INC.

                                          By:      _____________________________
                                                   Randal L. Owens,
                                                   Vice President and
                                                   Chief Financial Officer

THE INVESTORS:


ALLSTATE INSURANCE COMPANY


By:____________________________


         Amount of Initial Loan:                 $  524,160.00
         Amount of Loan Commitment:              $  873,600.00


CTC ILLINOIS TRUST COMPANY,
as Trustee for the Allstate Retirement Plan


By:____________________________


         Amount of Initial Loan:                 $  28,800.00
         Amount of Loan Commitment:              $  48,000.00


CTC ILLINOIS TRUST COMPANY,
as Trustee for the Agents Pension Plan



By:____________________________


         Amount of Initial Loan:                 $  23,040.00
         Amount of Loan Commitment:              $  38,400.00

MEDICAL SCIENCE PARTNERS, L.P.

         By _____________________, its
         General Partner

By:____________________________

         Amount of Initial Loan:                 $    897,000.00
         Amount of Loan Commitment:              $  1,495,000.00

MEDTRONIC ASSET MANAGEMENT, INC.

By:____________________________


         Amount of Initial Loan:                 $  384,000.00
         Amount of Loan Commitment:              $  640,000.00

PREMIER MEDICAL PARTNER FUND  L.P.

         By Premier Fund Capital Corp., its
         General Partner


By:____________________________



         Amount of Initial Loan:                 $  237,000.00
         Amount of Loan Commitment:              $  395,000.00

SPROUT CAPITAL VII,  L.P.

         By ______________________, its
         General Partner


By:____________________________



         Amount of Initial Loan:                 $     906,000.00
         Amount of Loan Commitment:              $  1,510,000.00

                                                                       EXHIBIT A

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


                                 UROSURGE, INC.

                          SUBORDINATED PROMISSORY NOTE

                                                                Coralville, Iowa
$                                                            _____________, 1998


         1.       Principal.

                  UROSURGE, INC. (the "Company"), a Delaware corporation, for value received, hereby promises to pay to the order of ______________________ or holder ("Payee") in lawful money of the United States at the address of Payee set forth below, the principal amount of____________________ ($_________), or if less, the amount actually lent by Payee to the Company pursuant to that certain Note and Warrant Agreement of even date herewith (the "Agreement").

                  The loans made by the Payee to the Company shall be as specified on the schedule of advances following the signature page hereto. Upon the making of a loan by the Payee, such loan shall be reflected on such schedule.

                  The principal on this Note is due and payable on the earlier of (i) October 31, 1998 or (ii) the date which is two business days following the closing of the Company's initial firm commitment underwritten public offering. This Note may be prepaid without penalty, in whole or in part, at any time.

                  Upon payment in full of all principal payable hereunder, this Note shall be surrendered to the Company for cancellation.

         2.       Subordination.

                  (a) "Senior Indebtedness" means the principal of and premium, if any, and interest on indebtedness of the Company for money borrowed from commercial banks, equipment lessors or other financial institutions under a secured or unsecured line of credit, term loan or equipment lease.

                  (b) The Company agrees and the holder of each Note, by acceptance thereof, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, that, except as otherwise provided herein, upon
(i) an event of default under any Senior Indebtedness, or (ii) any dissolution, winding up, or liquidation of the Company, whether or not in bankruptcy, insolvency or receivership proceedings, the Company shall not pay, and the holder of such Note shall not be entitled to receive, any amount in respect of the principal of such Note unless and until the Senior Indebtedness shall have been paid or otherwise discharged. Upon (1) an event of default under any Senior Indebtedness, or (2) any dissolution, winding up or liquidation of the Company, any payment or distribution of assets of the Company, which the holder of this Note would be entitled to receive but for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the holder of this Note shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to the holders of Senior Indebtedness pursuant to this paragraph 2(b)) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.

                  (c) This Section 2 is not intended to impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the holder of this Note, the unconditional and absolute obligation of the Company to pay the principal on the Note or affect the relative rights of the holder of this Note and the other creditors of the Company, other than the holders of Senior Indebtedness. Nothing in this Note shall prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under the Note, subject to the rights, if any, of the holders of Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy.

         3. Attorneys' Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal payable hereunder, reasonable attorneys' fees and costs incurred by Payee.

         4. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:


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

         If to Payee:               At the address set forth on the signature
                                    page of the Agreement

         If to Company:             At the address of the Company's principal
                                    executive office set forth on page 1 of the Agreement.

Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice of such new address in conformance with this paragraph.

         5. Acceleration. This Note shall become immediately due and payable if
(i) the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; (ii) such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 60 days after its commencement; or (iii) there is a default in any agreement to which the Company is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of indebtedness in an amount in excess of $100,000.
 .

         6. Waivers. Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note is being delivered in and shall be construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions thereof.

                                            UROSURGE, INC.


                                            By: ____________________________

                                            Title:__________________________



SCHEDULE OF ADVANCES:

____________, 1998 (initial advance)                    $

____________, 1998                                      $____________________

____________, 1998                                      $____________________

                                                                       EXHIBIT B


THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                             STOCK PURCHASE WARRANT
                      TO PURCHASE SHARES OF COMMON STOCK OF
                                 UROSURGE, INC.

         THIS CERTIFIES that, for value received, _____________________ (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or prior to the close of business on the date five (5) years after the date hereof, but not thereafter, to subscribe for and purchase, from UROSURGE, INC., a Delaware corporation (the "Company"), a number of shares of Common Stock determined as set forth below. The number of shares of Common Stock issuable upon exercise of this Warrant shall equal the sum of (i) ten (10) shares for each $1,000 that the Investor commits to loan to the Company pursuant to the Agreement and (ii) thirty (30) shares for each $1,000 that the Investor actually loans to the Company pursuant to the Agreement.

         The purchase price for one share of Company Common Stock under this Warrant shall equal the per share price to public of one share of Common Stock in the Company's initial firm commitment underwritten public offering of Common Stock.

         In the event that the Company's initial firm commitment public offering of Common Stock is not consummated by October 31, 1998, this Warrant shall be exercisable for shares of the Company's Series C Preferred Stock at a purchase price of $5.00 per share.

         The purchase price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. The class and series of shares of capital stock of the Company issuable upon exercise of this Warrant is also subject to adjustment pursuant to Section 9 hereof.

         1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.


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



         2.       Exercise of Warrant.

                  (a) The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time before the close of business on the date five (5) years after the date hereof, by the surrender of this Warrant and the Subscription Form annexed hereto duly executed at the office of the Company, in Coralville, Iowa (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the purchase price of the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Preferred Stock so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

                  (b) In lieu of the cash payment set forth in paragraph 2(a) above, the Holder shall have the right ("Conversion Right") to convert this Warrant in its entirety (without payment of any kind) into that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as defined below) of the shares issuable upon exercise of this Warrant by the Fair Market Value (as defined below) of one share of Common Stock. As used herein,
(A) the Net Value of the Shares means the aggregate Fair Market Value of the shares of Common Stock subject to this Warrant minus the aggregate purchase price; and (B) the Fair Market Value of one share of Common Stock means:

                           (i) if the exercise occurs at a time during which the
Company's Common Stock is traded on a national securities exchange or on the Nasdaq National Market, the Fair Market Value of one share of Common Stock means the average last reported or closing sale price for the Company's Common Stock on such exchange or market for the three trading days ending one business day before the exercise of this Warrant;

                           (ii) if the exercise is in connection with a merger,
sale of assets or other reorganization transaction as described in Section 9(a) below, the Fair Market Value of one share of Common Stock means the value received by the holders of the Company's Common Stock pursuant to such Merger Transaction; and

                           (iv) in all other cases, the Fair Market Value of one
share of Common Stock shall be determined in good faith by the Company's Board of Directors.

                  (c) Certificates for shares purchased hereunder shall be delivered to the holder hereof within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the holder of this Warrant.

         4. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         5. No Rights as Shareholders. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof.

         6. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.

                  The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

         7. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

         8. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

         9.       Merger, Reclassification, etc.

                  (a) Merger, Sale of Assets, etc. If at any time the Company proposes to merge with or into any other corporation, effect a reorganization, or sell or convey all or substantially all of its assets to any other entity, then the surviving entity shall be obligated to assume the obligations of this Warrant and it shall be exercisable for the number of shares of stock or other securities or property which the holder of this Warrant would have received in the transaction if the holder had exercised the Warrant prior to the consummation of the transaction. The exercise price shall, in such event, be proportionately adjusted based on the exchange ratio for shares of the Company's Common Stock in such transaction.

                  (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclas sification or other change. If shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the purchase price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                  (c) Cash Distributions. No adjustment on account of cash dividends or interest on the Company's Common Stock or other securities purchasable hereunder will be made to the purchase price under this Warrant.

                  (d) Authorized Shares. The Company covenants that, through the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant.

         10.      Miscellaneous.

                  (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of said state.

                  (b) Restrictions. The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

                  (c) Waivers and Amendments. With the consent of the Holders (as defined below) holding rights to purchase more than fifty percent (50%) of the shares issuable upon exercise of the then outstanding Warrants (as defined below), the obligations of the Company and the right of the Holders may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Warrants; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage which is required for consent to any waiver or supplemental agreement, without the consent of all of the Holders of the then outstanding Warrants; provided, further, that no such waiver or supplemental agreement shall change the purchase price or the number of shares for which the Warrant is exercisable without the written consent of the Holders. As used in this paragraph 10(c), (i) the "Warrants" shall be the warrants issued pursuant to the Agreement of even date herewith, and (ii) the "Holders" shall be the record holders of the Warrants.

         IN WITNESS WHEREOF, UROSURGE INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:   ________, 1998

                                     UROSURGE, INC.


                                     By:      ______________________________

                                     Title:   ______________________________

                               NOTICE OF EXERCISE


To:  UROSURGE, INC.

         (1) The undersigned hereby elects to purchase ____________ shares of Common Stock of UROSURGE, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

         (2) Please issue a certificate of certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                 -----------------------------------------------
                                     (Name)


                 -----------------------------------------------

                 -----------------------------------------------
                                    (Address)


         (3) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


--------------------------            ------------------------------------------
(Date)                                (Signature)

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                    Do not use this form to purchase shares.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

________________________________________________________________________________
                                 (Please Print)

whose address is _______________________________________________________________
                                 (Please Print)

________________________________________________________________________________


                                           Dated: _____________________, 19____.


                            Holder's Signature: ________________________________


                            Holder's Address: __________________________________

                            ____________________________________________________






Signature Guaranteed: __________________________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.